Amkor Technology Reports Financial Results for the Second Quarter 2022

TEMPE, Ariz. -- August 1, 2022 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights
•Net sales $1.5 billion
•Net income $125 million, earnings per diluted share $0.51
•EBITDA $302 million

“Amkor delivered record second quarter revenue of $1.5 billion. Demand for Advanced packaging solutions remained strong and drove our Automotive & Industrial end market to 16% year-on-year growth and a new record,” said Giel Rutten, Amkor’s president and chief executive officer. “We have returned to normal output levels in Shanghai after a government mandated COVID-19 lockdown, and our global factory network is prepared to support the growth expected in the second half of the year.”

Quarterly Financial Results

($ in millions, except per share data)	Q2 2022	Q1 2022	Q2 2021
Net sales	$1,505	$1,597	$1,407
Gross margin	16.6%	20.4%	19.4%
Operating income	$143	$210	$155
Operating income margin	9.5%	13.2%	11.0%
Net income attributable to Amkor	$125	$171	$126
Earnings per diluted share	$0.51	$0.69	$0.51
EBITDA (1)	$302	$363	$295

(1) EBITDA is a non-GAAP financial measure. The reconciliation to the most directly comparable GAAP financial measure is included below under “Selected Operating Data.”

At June 30, 2022, total cash and short-term investments was $1.1 billion, and total debt was $1.1 billion.

The company paid a quarterly dividend of $0.05 per share on June 27, 2022. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.
Business Outlook

The following information presents Amkor’s guidance for the third quarter 2022 (unless otherwise noted):

•Net sales of $1.88 billion to $1.98 billion, a sequential increase of 25% to 32% and a year-on-year increase of 12% to 18%
•Gross margin of 19.0% to 21.0%
•Net income of $200 million to $250 million, or $0.82 to $1.02 per diluted share
•Full year 2022 capital expenditures of approximately $950 million

Conference Call Information

Amkor will conduct a conference call on Monday, August 1, 2022, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test and is now a strategic manufacturing partner for the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information visit amkor.com.

Jennifer Jue
Senior Director, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q2 2022	Q1 2022	Q2 2021
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$1,084	$1,157	$980
Mainstream products (2)	421	440	427
Total net sales	$1,505	$1,597	$1,407

Packaging services	87%	86%	85%
Test services	13%	14%	15%

Net sales from top ten customers	65%	64%	61%

End Market Data:
Communications (smart phones, tablets)	37%	41%	40%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	23%	21%	22%
Consumer (AR & gaming, connected home, home electronics, wearables)	22%	19%	22%
Computing (data center, infrastructure, PC/laptop, storage)	18%	19%	16%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	49.2%	46.7%	44.7%
Labor	11.8%	11.5%	13.1%
Other manufacturing	22.4%	21.4%	22.8%
Gross margin	16.6%	20.4%	19.4%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data
In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, and our ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
(in millions)	Q2 2022	Q1 2022	Q2 2021
EBITDA Data:
Net income	$125	$171	$126
Plus: Interest expense	15	14	13
Plus: Income tax expense	11	30	16
Plus: Depreciation & amortization	151	148	140
EBITDA	$302	$363	$295

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$1,504,868	$1,406,535	$3,101,684	$2,732,685
Cost of sales	1,255,713	1,133,715	2,527,199	2,194,331
Gross profit	249,155	272,820	574,485	538,354
Selling, general and administrative	68,868	74,189	145,827	150,957
Research and development	37,478	43,516	75,841	87,834
Total operating expenses	106,346	117,705	221,668	238,791
Operating income	142,809	155,115	352,817	299,563
Interest expense	14,593	12,764	28,741	25,437
Other (income) expense, net	(8,041)	(96)	(13,137)	(7)
Total other expense, net	6,552	12,668	15,604	25,430
Income before taxes	136,257	142,447	337,213	274,133
Income tax expense	10,788	15,989	40,516	27,656
Net income	125,469	126,458	296,697	246,477
Net income attributable to non-controlling interests	(691)	(652)	(1,256)	(862)
Net income attributable to Amkor	$124,778	$125,806	$295,441	$245,615

Net income attributable to Amkor per common share:
Basic	$0.51	$0.52	$1.21	$1.01
Diluted	$0.51	$0.51	$1.20	$1.00

Shares used in computing per common share amounts:
Basic	244,592	243,863	244,498	243,566
Diluted	245,855	245,551	245,938	245,372

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$733,922	$826,744
Restricted cash	—	962
Short-term investments	375,137	251,530
Accounts receivable, net of allowances	1,169,028	1,258,767
Inventories	636,969	484,959
Other current assets	48,831	33,601
Total current assets	2,963,887	2,856,563
Property, plant and equipment, net	3,059,978	2,871,058
Operating lease right of use assets	168,618	159,742
Goodwill	20,787	24,516
Restricted cash	3,451	3,815
Other assets	173,941	122,860
Total assets	$6,390,662	$6,038,554
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$127,998	$153,008
Trade accounts payable	859,455	828,727
Capital expenditures payable	344,301	210,875
Short-term operating lease liability	68,099	64,233
Accrued expenses	385,109	422,892
Total current liabilities	1,784,962	1,679,735
Long-term debt	981,220	984,988
Pension and severance obligations	109,924	120,472
Long-term operating lease liabilities	75,461	83,937
Other non-current liabilities	211,545	196,876
Total liabilities	3,163,112	3,066,008

Stockholders’ equity:
Preferred stock	—	—
Common stock	291	290
Additional paid-in capital	1,985,992	1,977,134
Retained earnings	1,434,906	1,163,939
Accumulated other comprehensive income (loss)	(5,747)	19,978
Treasury stock	(219,147)	(219,065)
Total Amkor stockholders’ equity	3,196,295	2,942,276
Non-controlling interests in subsidiaries	31,255	30,270
Total equity	3,227,550	2,972,546
Total liabilities and equity	$6,390,662	$6,038,554

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$296,697	$246,477
Depreciation and amortization	299,341	274,991
Other operating activities and non-cash items	(10,041)	305
Changes in assets and liabilities	(123,728)	(65,442)
Net cash provided by operating activities	462,269	456,331
Cash flows from investing activities:
Payments for property, plant and equipment	(340,208)	(273,617)
Proceeds from sale of property, plant and equipment	773	2,249
Payments for short-term investments	(298,351)	(173,307)
Proceeds from sale of short-term investments	14,120	45,396
Proceeds from maturities of short-term investments	155,910	103,116
Other investing activities	(58,916)	(25,332)
Net cash used in investing activities	(526,672)	(321,495)
Cash flows from financing activities:
Proceeds from short-term debt	18,112	3,679
Payments of short-term debt	(12,048)	(10,431)
Proceeds from issuance of long-term debt	190,000	120,992
Payments of long-term debt	(155,284)	(184,212)
Payments of finance lease obligations	(15,943)	(6,633)
Payments of dividends	(24,473)	(29,221)
Other financing activities	(5,089)	8,287
Net cash used in financing activities	(4,725)	(97,539)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(25,020)	(10,274)
Net increase (decrease) in cash, cash equivalents and restricted cash	(94,148)	27,023
Cash, cash equivalents and restricted cash, beginning of period	831,521	702,197
Cash, cash equivalents and restricted cash, end of period	$737,373	$729,220

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:
•health conditions or pandemics, such as COVID-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•dependence on the highly cyclical, volatile semiconductor industry;
•industry downturns and declines in global economic and financial conditions;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment, including any disruption in the supply of certain materials due to regulations and customer requirements, as well as supply constraints, production delays, fluctuations in commodity prices and wage inflation;
•dependence on international factories and operations and risks relating to our customers’ and vendors’ international operations;
•our substantial indebtedness and restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•fluctuations in interest rates and changes in credit risk;
•difficulty funding our liquidity needs;
•dependence on key customers or concentration of customers in certain end markets, such as Communications and Automotive and Industrial;
•fluctuation in demand for semiconductors and conditions in the semiconductor industry generally, as well as by specific customers, such as inventory reductions by our customers impacting demand in key markets;
•our substantial investments in equipment and facilities to support the demand of our customers;
•difficulty attracting, retaining or replacing qualified personnel;
•difficulty achieving high capacity utilization rates due to high percentage of fixed costs;
•changes in our capacity and capacity utilization rates and fluctuations in our manufacturing yields;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries;
•decisions by our integrated device manufacturer and foundry customers to curtail outsourcing;
•maintaining an effective system of internal controls;
•the absence of backlog, the short-term nature of our customers’ commitments, double bookings by customers and deterioration in customer forecasts and the impact of these factors, including the possible delay, rescheduling and cancellation of large orders, or the timing and volume of orders relative to our production capacity;

•the development, transition and ramp to high volume manufacture of more advanced silicon nodes and evolving wafer, packaging and test services technologies, which may cause production delays, lower manufacturing yields and supply constraints for new wafers and other materials;
•the historical downward pressure on the prices of our packaging and test services;
•laws, rules, regulations and policies imposed by U.S. or other governments, such as tariffs, customs, duties and other restrictive trade barriers and national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, labor, environmental, health and safety laws;
•laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer- or government-supported efforts to promote the development and growth of local competitors;
•fluctuations in currency exchange rates, particularly the dollar/yen exchange rate for our operations in Japan;
•any warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•the possibility that we may decrease or suspend our quarterly dividend;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•challenges with integrating diverse operations;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for tax holidays, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•our significant severance plan obligations associated with our manufacturing operations in Korea;
•natural disasters and other calamities, political instability, hostilities or other disruptions; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.